Exhibit 99.1

420 Lexington Avenue  •  New York, NY  10170  •  (212) 869-3000  •  FAX (212) 869-3989

FOR IMMEDIATE RELEASE

CONTACT:	Stacy Slater
Senior Vice President - Corporate Communications
New Plan Excel Realty Trust, Inc.
212-869-3000
sslater@newplan.com

NEW PLAN EXCEL REALTY TRUST COMPLETES SALE OF $968 MILLION OF ASSETS

- Board of Directors Declares $3.00 Per Common Share Special Distribution -

- Board of Directors Declares Third Quarter Regular Dividend -

NEW YORK, August 10, 2005 — New Plan Excel Realty Trust, Inc. (NYSE: NXL) today announced that is has completed its previously announced transactions involving the sale of 69 community and neighborhood shopping centers to Galileo America LLC (“the US Partnership”) for approximately $968 million, comprised of approximately $928 million in cash and approximately $40 million of equity in the US Partnership, which represents an approximate 5.0 percent equity interest in the US Partnership.  As a result of the transactions, the number of community and neighborhood shopping centers owned and managed by New Plan has increased to 441 properties, including those held in the US Partnership and the Company’s other joint ventures, totaling over 63.1 million square feet of gross leasable area.

In conjunction with the closing of the transactions, the Company’s Board of Directors declared a special cash distribution of $3.00 per common share (CUSIP #648053106).  The distribution is payable on September 27, 2005 to common stockholders of record on August 25, 2005.  The Company’s shares go ex-dividend for purposes of the special cash distribution on August 23, 2005.

For the third quarter of 2005, the Company’s Board of Directors declared a regular cash dividend of $0.3125 per common share (CUSIP #648053106).  On an annualized basis, this is the equivalent of $1.25 per share.  The dividend is payable on October 17, 2005 to common stockholders of record on October 3, 2005.  The Company’s shares go ex-dividend for the purposes of the regular quarterly dividend on September 29, 2005.  The Board of Directors also declared a dividend of $0.975 per depositary share on its 7.8 percent Series D Cumulative Voting Step-Up Premium Rate Preferred Stock (CUSIP #648053700) to stockholders of record on October 3, 2005, payable on October 17, 2005.  In addition, the Board of Directors declared a dividend of $0.47656 per depositary share on its 7.625 percent Series E Cumulative Redeemable Preferred Stock (CUSIP #6480538090) to stockholders of record on October 3, 2005, payable on October 17, 2005.

New Plan Excel Realty Trust, Inc. is one of the nation’s largest real estate companies, focusing on the ownership and management of community and neighborhood shopping centers.  The Company operates as a self-administered and self-managed REIT, with a national portfolio of 461 properties, including 150 properties held through joint ventures, and total assets as of June 30, 2005 of approximately $4.0 billion.  The properties are strategically located across 39 states and include 441 community and neighborhood shopping centers, primarily grocery or name-brand discount chain anchored, with approximately 63.1 million square feet of gross leasable area, and 20 related retail real estate assets, with approximately 1.8 million square feet of gross leasable area.

Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; financing risks; possible future downgrades in our credit ratings; property ownership / management risks; the level and volatility of interest rates and changes in capitalization rates with respect to the acquisition and disposition of properties; financial stability of tenants; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition, disposition, development and joint venture risks, including risks that developments and redevelopments are not completed on time or on budget and strategies, actions and performance of affiliates that the Company may not control; potential environmental and other liabilities; and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Business-Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, which discuss these and other factors that could adversely affect the Company’s results.

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